UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2023

TANCHENG GROUP CO., LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-228803	38-4086827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 32 Hexizhuang Village, Huili Township, Jiaocheng County

Lvliang City, Shanxi Province, P.R. China 030500

(Address of principal executive offices, zip code)

(+86) 139-1097-2765

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Tancheng Group Co., Ltd. (the “Company”) with the Securities and Exchange Commission on October 12, 2023 (the “Original 8-K”).

The sole purpose of this Amendment is to correct the disclosure concerning related party transactions between Ms. Longjiao Li, a newly elected director, and the Company contained in the Original 8-K. No changes were made to the information provided with respect to the newly appointed officers, Ms. Caixia Zhang or Ms. Ping Li. Except as amended by this Amendment, all information set forth in the Original 8-K remains unchanged.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Additional Board Member

On October 12, 2023, the Board of Directors (the “Board”) of the Company appointed an additional director, Ms. Longjiao Li, to the Board. As a result, the Board now consists of two members, Mr. Yu Yang and Ms. Longjiao Li. Ms. Longjiao Li will hold office until her successor has been duly elected and qualified, or until her resignation, disqualification or removal, whichever occurs first.

Ms. Longjiao Li, age 35, co-founded and has served at Shenzhen Qianhai Huaxin Investment Holdings Co., Ltd. (“Huaxin Investment”) since 2017. Since August 2022, she has also served as an independent director on the board of DT Cloud Acquisition Corporation. Ms. Longjiao Li holds a bachelor’s degree in bioengineering from Shaanxi University of Science and Technology.

There is no family relationship that exists between Ms. Longjiao Li and any other director or executive officer of the Company. Except as disclosed herein, there are no arrangements or understandings between Ms. Longjiao Li and any other persons pursuant to which she was selected as a director.

Except as disclosed below, there are no related party transactions between the Company and Ms. Longjiao Li that would require disclosure under Item 404(a) of Regulation S-K:

In July 2022, Ms. Longjiao Li, Huaxin Investment and Shanxi Qiansui Tancheng Culture Media Co., Ltd., the Company’s Chinese subsidiary (“Qiansui Media”) entered into that certain U.S. Listing Guidance Agreement, pursuant to which Qiansui Media agreed to pay Ms. Longjiao Li and Huaxin Investment a fee of $350,000 for the services stipulated in this agreement.

In February 2023, Ms. Longjiao Li, Huaxin Investment and Qiansui Media entered into that certain QSJC-OTC Market Maintenance Agreement, pursuant to which Qiansui Media agreed to pay Ms. Longjiao Li and Huaxin Investment a fee of $50,000 for their advisory services related to SEC filings over the duration of one year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2023	Tancheng Group Co., Ltd.

/s/ Yu Yang
Name: Yu Yang
Title: Chief Executive Officer

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